       1                                      Registration No. 333-________
     As filed with the Securities and Exchange Commission on April 26, 1999
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   Form S-8
                            Registration Statement
                                    Under
                          the Securities Act of 1933

                      MATTHEWS INTERNATIONAL CORPORATION
              (Exact Name of issuer as specified in its charter)

         PENNSYLVANIA                                        25-0644320
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                             TWO NORTHSHORE CENTER
                             PITTSBURGH, PA  15212
  (Address, including zip code, of Registrant's Principal Executive Offices)

                      MATTHEWS INTERNATIONAL CORPORATION
                           1992 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                                Edward J. Boyle
                      Matthews International Corporation
                             Two Northshore Center
                             Pittsburgh, Pa  15212
                                (412) 442-8200
          (Name and address, including zip code and telephone number, including area code, of agent for service)
                                    Copy to:
                       Pasquale D. Gentile, Jr., Esquire
                         Reed Smith Shaw & McClay LLP
                               435 Sixth Avenue
                             Pittsburgh, PA  15219
                                (412) 288-4112

                        CALCULATION OF REGISTRATION FEE

                                       Proposed         Proposed
Title of               Amount           maximum          maximum        Amount of
securities              to be        offering price     aggregate      registration
to be registered     registered 1      per share      offering price       fee
-----------------------------------------------------------------------------------
Class A Common        594,186 shares   $14.0625       $ 8,355,741
Stock, par value       10,000           15.109375         151,094
$1.00 per share        18,000           17.375            312,750
and Class B Common    206,500           21.40625        4,420,391
Stock, par value       20,000           22.875            457,500
$1.00 per share       144,500           27.6875         4,000,844
                        5,000           30.6875           153,438
                      550,300           27.96875       15,391,203
                    1,451,514           31.50   2      45,722,691  2
                    ---------                          ----------
 Total              3,000,000 shares                  $78,965,652  2      $21,952
                    =========                          ==========

1 Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Matthews International Corporation 1992 Stock Incentive Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock. All shares in this Registration Statement are adjusted to reflect a two-for-one stock split by the Company in the form of a stock distribution effective May 15, 1998.

2 Estimated pursuant to Rules 457(h) and (c), solely for the purpose of calculating the registration fee. The price per share is estimated based on the average of the high and low sales price of the Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. for July 21,1999 as quoted in the Wall Street Journal.


                                    PART II

                            INFORMATION REQUIRED IN
                            REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

This Form S-8 Registration Statement is being filed pursuant to paragraph E of the general instructions to Form S-8 to register an additional 3,000,000 shares of Class A Common Stock, par value $1.00 per share, and Class B Common Stock, par value $1.00 per share, being offered under the Matthews International Corporation (the "Company") 1992 Stock Incentive Plan (the "Plan").

The contents of the Company's initial Form S-8 Registration Statement with respect to the Plan, File No. 33-57793 (the "Original S-8") which was filed with the Securities and Exchange Commission on February 22, 1995, are hereby incorporated by reference to this Form S-8 Registration Statement, except to the extent modified below.


Item 8.  Exhibits.

Exhibit
  No.
-------

  5.1 Opinion of Reed Smith Shaw & McClay LLP as to the legality of the Class A Common Stock and Class B Common Stock, filed herewith.

 23.1 Consent of Reed Smith Shaw & McClay LLP (included in Exhibit 5.1 filed herewith).

 23.2     Consent of PricewaterhouseCoopers LLP, filed herewith.

 24.1 Power of Attorney, contained on the signature page to this Registration Statement.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on the 26th day of July, 1999.

                                    MATTHEWS INTERNATIONAL CORPORATION

                                    By            David M. Kelly
                                       -------------------------------------
                                       David M. Kelly, Chairman of the Board
                                       President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Kelly and Edward J. Boyle, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 26th day of July, 1999.

Name                                      Title
----                                      -----

David M. Kelly                            Chairman of the Board, President
---------------------                     and Chief Executive Officer
David M. Kelly                            (principal executive officer)


Edward J. Boyle                           Vice President, Accounting and
---------------------                     Finance, Treasurer and Secretary
Edward J. Boyle                           (principal financial officer and
                                           principal accounting officer)


David J. DeCarlo                          Director
---------------------
David J. DeCarlo


Robert J. Kavanaugh                       Director
---------------------
Robert J. Kavanaugh

Name                                      Title
----                                      -----

Thomas N. Kennedy                         Director
---------------------
Thomas N. Kennedy


John P. O'Leary, Jr.                      Director
---------------------
John P. O'Leary, Jr.


William J. Stallkamp                      Director
---------------------
William J. Stallkamp


John D. Turner                            Director
---------------------
John D. Turner

                      MATTHEWS INTERNATIONAL CORPORATION

                           1992 STOCK INCENTIVE PLAN



                            REGISTRATION STATEMENT
                                  ON FORM S-8

                                 Exhibit Index

Exhibit
  No.      Document
-------    --------

  5.1 Opinion of Reed Smith Shaw & McClay LLP, as to the legality of the Class A Common Stock and Class B Common Stock, filed herewith.

 23.1 Consent of Reed Smith Shaw & McClay LLP (included in Exhibit 5.1 filed herewith).

 23.2 Consent of PricewaterhouseCoopers LLP, independent accountants, filed herewith.

 24.1 Power of Attorney, contained on the signature page to this Registration Statement.